FOR RELEASE 3:00 P.M. CENTRAL
November 1, 2011
Contact: Julie Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2011 Third Quarter Results and Provides Outlook for Remainder of Year

Third Quarter Adjusted EPS Increases 5% to $0.20

ARLINGTON, TN - November 1, 2011 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its third quarter ended September 30, 2011 and provided financial guidance for 2011.

Net sales totaled $118.2 million during the third quarter ended September 30, 2011, representing a 3% decrease over net sales of $121.7 million during the third quarter of 2010. Excluding the impact of foreign currency, net sales decreased 6% in the third quarter of 2011, as compared to the same period last year. During the third quarter of 2011, U.S. sales were negatively affected by distributor transitions and challenges associated with implementing enhancements to the Company's compliance processes. As anticipated, these challenges have resulted in a slowdown in medical education and research and development projects. Additionally, net sales results continue to be affected by procedure softness across all product lines.

Net loss for the third quarter of 2011 totaled $16.0 million or $0.42 per diluted share, compared to net income of $4.7 million or $0.12 per diluted share in the third quarter of 2010.

Net loss for the third quarter of 2011 included the after-tax effects of $14.0 million of charges associated with the previously announced cost restructuring plan, an approximately $13.2 million charge for management's estimate of the Company's total liability for claims associated with previous and estimated future fractures of its titanium PROFEMUR® long modular necks in North America, $5.0 million of expenses associated with the Company's deferred prosecution agreement (DPA), $2.2 million of non-cash stock-based compensation expense, and $2.0 million of expenses related to settlement of certain employment matters and the hiring of a new chief executive officer (CEO). Net income for the third quarter of 2010 included the after-tax effects of approximately $3.1 million of non-cash stock-based compensation expense, $942,000 of expenses related to the U.S. governmental inquiry, and $134,000 of restructuring charges.

The Company's third quarter net income, as adjusted, increased 7% to $7.7 million in 2011 from $7.3 million in 2010, while diluted earnings per share, as adjusted, increased 5% to $0.20 in the third quarter of 2011 from $0.19 in the third quarter of 2010. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.

Robert Palmisano, President and CEO, commented, “We are clearly facing some challenges, which are reflected in our third quarter results and our outlook for the remainder of the year.  However, Wright Medical is a company with great promise. We have excellent products and technologies across our orthopaedic businesses, and we are the recognized leader in the foot and ankle market. In addition, we have recently taken many positive steps to better position the Company for success, including strengthening our compliance program and implementing a plan to reduce operational costs. My top priorities will be to continue building on this progress and focusing on areas where we can win, including growing our foot and ankle business above market rates, running a much more focused and efficient recon business, and improving our balance sheet to increase cash generation. I believe these initiatives will in turn drive growth and shareholder value.”

Palmisano continued, “In resetting our guidance, we took into account the factors that are expected to affect our business for the remainder of the year, including procedure softness globally, as well as challenges associated with implementing enhancements to our compliance processes and distributor transitions. I am confident that we will be able to capitalize on the market opportunities and work towards building a leading global orthopaedic organization.”

Outlook

The Company is updating its 2011 net sales outlook to $505 million to $509 million, representing annualized growth expectations of -3% to -2% as compared to 2010. The Company is also adjusting its 2011 as-adjusted earnings per share outlook to a target range for the full year 2011 of $0.80 to $0.84 per diluted share. The Company's current outlook for adjusted earnings per share represents annualized growth expectations of -11% to -7%.

The Company's earnings target excludes the transaction costs and non-cash deferred financing fees associated with the Convertible Notes tendered, costs associated with the previously announced cost restructuring, expenses associated with settlements of certain employment matters and the hiring of a new CEO, charges associated with the Company's liability for PROFEMUR® long modular neck claims, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, and costs associated with the Company's DPA (including the associated independent monitor).

While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.17 per diluted share for the full year 2011. Therefore, the Company anticipates full year 2011 as-adjusted earnings per share including stock-based compensation to be in the range of $0.63 to $0.67 per diluted share, which represents annualized growth of -10% to -4%.

With regard to restructuring charges, the Company continues to anticipate incurring pre-tax restructuring charges related to the cost restructuring plan announced in September 2011 to range from $25 million to $30 million, of which $14.0 million of these charges have been incurred to date. The Company expects to record the majority of these charges by the end of 2011, with some additional charges to be recorded during the first half of 2012.

The Company's anticipated ranges for net sales, adjusted earnings per share, non-cash stock-based compensation charges, and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call

As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-788-0540 (domestic) or 857-350-1678 (international). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until November 8, 2011. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 19646025. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, restructuring charges, transaction costs, charges associated with the Company's liability for PROFEMUR® long modular neck claims, costs related to settlement of certain employment matters and the hiring of a new CEO, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends and may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and our subsequently filed quarterly reports, under the heading “Risk Factors” and elsewhere); future actions of the FDA or any other regulatory body or government authority that could delay, limit or suspend product development, manufacturing or sale or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; the impact of any such future actions of the FDA or any other regulatory body or government authority on our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States; and the impact of such settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2012 and the Corporate Integrity Agreement through September 2015. Our failure to comply with the Deferred Prosecution Agreement or the Corporate Integrity Agreement could expose us to significant liability including, but not limited to, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense. In addition, a breach of the DPA or the CIA could result in an event of default under the Senior Credit Facility, which in turn could result in an event of default under the Indenture.

Additional risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include the possibility of litigation brought by shareholders, including private securities litigation and shareholder derivative suits, which if initiated, could divert management's attention, harm our business and/or reputation and result in significant liabilities; demand for and market acceptance of our new and existing products; future actions of governmental authorities and other third parties; tax measures; business development and growth opportunities; product quality or patient safety issues; products liability claims; enforcement of our intellectual property rights; the geographic and product mix impact on our sales; retention of sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; ability to realize the anticipated benefits of restructuring initiatives; impact of the commercial and credit environment on us and our customers and suppliers; and in the implementation of our new compliance enhancements, including the duration and severity of delays related to medical education, research and development and clinical studies, and the impact of any such delays on our relationships with customers.

Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net sales	$118,184	$121,708	$386,075	$380,686
Cost of sales	36,185	37,989	116,457	118,064
Cost of sales - restructuring	1,900	—	1,900	—
Gross profit	80,099	83,719	267,718	262,622
Operating expenses:
Selling, general and administrative	83,581	64,877	229,227	209,089
Research and development	6,769	8,779	23,783	28,398
Amortization of intangible assets	721	708	2,088	1,991
Restructuring charges	12,132	134	12,132	1,139
Total operating expenses	103,203	74,498	267,230	240,617
Operating (loss) income	(23,104)	9,221	488	22,005
Interest expense, net	1,464	1,532	4,774	4,550
Other expense, net	59	313	4,775	270
(Loss) income before income taxes	(24,627)	7,376	(9,061)	17,185
(Benefit) provision for income taxes	(8,582)	2,726	(2,755)	8,213
Net (loss) income	$(16,045)	$4,650	$(6,306)	$8,972
Net (loss) income per share, basic	$(0.42)	$0.12	$(0.16)	$0.24
Net (loss) income per share, diluted	$(0.42)	$0.12	$(0.16)	$0.24
Weighted-average number of shares outstanding-basic	38,406	37,935	38,228	37,748
Weighted-average number of shares outstanding-diluted	38,406	38,011	38,228	37,923

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	September 30, 2010	% change	September 30, 2011	September 30, 2010	% change
Geographic
Domestic	$69,382	$74,594	(7.0%)	$222,678	$228,803	(2.7%)
International	48,802	47,114	3.6%	163,397	151,883	7.6%
Total net sales	$118,184	$121,708	(2.9%)	$386,075	$380,686	1.4%

Product Line
Hip products	$39,045	$39,956	(2.3%)	$130,486	130,418	0.1%
Knee products	27,204	29,549	(7.9%)	93,429	93,742	(0.3%)
Extremity products	32,373	30,125	7.5%	99,399	89,738	10.8%
Biologics products	16,610	19,666	(15.5%)	53,846	59,296	(9.2%)
Other	2,952	2,412	22.4%	8,915	7,492	19.0%
Total net sales	$118,184	$121,708	(2.9%)	$386,075	$380,686	1.4%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Third Quarter 2011 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Hips	(14%)	(2%)	6%	(7%)	(2%)
Knees	(7%)	(13%)	(9%)	(10%)	(8%)
Extremities	5%	9%	18%	6%	7%
Biologics	(20%)	4%	8%	(16%)	(16%)
Total	(7%)	(3%)	4%	(6%)	(3%)

	Sales as a % of Total Sales
	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	Domestic	International	Total	Domestic	International	Total
Hips	12%	21%	33%	12%	22%	34%
Knees	13%	10%	23%	13%	11%	24%
Extremities	22%	6%	27%	20%	5%	26%
Biologics	11%	3%	14%	11%	3%	14%
Total	59%	41%	100%	58%	42%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011		September 30, 2011
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$48,802	$118,184	$163,397	$386,075
Currency impact as compared to prior period	(3,189)	(3,189)	(9,755)	(9,755)
Net sales, excluding the impact of foreign currency	$45,613	$114,995	$153,642	$376,320

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Operating Income
Operating income, as reported	$(23,104)	$9,221	$488	$22,005
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	356	314	1,063	980
Cost of sales - restructuring	1,900	—	1,900	—
Employment matters (1)	99	—	99	—
Total	2,355	314	3,062	980
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	1,715	2,261	5,083	7,700
U.S. governmental inquiries/DPA related	4,974	942	9,541	9,619
Employment matters (1)	1,783	—	1,783	—
Product liability provision	13,199	—	13,199	—
Total	21,671	3,203	29,606	17,319
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	150	492	542	1,500
Employment matters (1)	135	—	135	—
Total	285	492	677	1,500
Other Reconciling Items:
Restructuring charges	12,132	134	12,132	1,139
Operating income, as adjusted	$13,339	$13,364	$45,965	$42,943
Operating income, as adjusted, as a percentage of net sales	11.3%	11.0%	11.9%	11.3%

_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net Income
Income before taxes, as reported	$(24,627)	$7,376	$(9,061)	$17,185
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	2,221	3,067	6,688	10,180
U.S. governmental inquiries/DPA related	4,974	942	9,541	9,619
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	4,099	—
Restructuring charges	14,032	134	14,032	1,139
Employment matters (1)	2,017	—	2,017	—
Product liability provision	13,199	—	13,199	—
Income before taxes, as adjusted	11,816	11,519	40,515	38,123

Provision for income taxes, as reported	(8,582)	2,726	(2,755)	8,213
Non-cash, stock-based compensation	744	1,116	2,093	3,266
U.S. governmental inquiries/DPA related	1,873	369	3,371	2,185
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	1,599	—
Restructuring charges	4,574	52	4,574	443
Employment matters (1)	720	—	720	—
Product liability provision	4,740	—	4,740	—
Provision for income taxes, as adjusted	$4,069	$4,263	$14,342	$14,107
Effective tax rate, as adjusted	34.4%	37.0%	35.4%	37.0%
Net income, as adjusted	$7,747	$7,256	$26,173	$24,016

_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	September 30, 2011		September 30, 2010
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$(16,045)	$7,747	$4,650	$7,256
Interest expense on convertible notes	N/A	137	N/A	935
Diluted net income	$(16,045)	$7,884	$4,650	$8,191

Basic shares	38,406	38,406	37,935	37,935
Dilutive effect of stock options and restricted shares	—	130	76	76
Dilutive effect of convertible notes	N/A	891	N/A	6,126
Diluted shares	38,406	39,427	38,011	44,137

Net income per share, diluted	$(0.42)	$0.20	$0.12	$0.19

	Nine Months Ended		Nine Months Ended
	September 30, 2011		September 30, 2010
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$(6,306)	$26,173	$8,972	$24,016
Interest expense on convertible notes	N/A	1,066	N/A	2,805
Diluted net income	$(6,306)	$27,239	$8,972	$26,821

Basic shares	38,228	38,228	37,748	37,748
Dilutive effect of stock options and restricted shares	—	149	175	175
Dilutive effect of convertible notes	N/A	2,249	N/A	6,126
Diluted shares	38,228	40,626	37,923	44,049

Net income per share, diluted	$(0.16)	$0.67	$0.24	$0.61

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net Income per Diluted Share
Net (loss) income, as reported, per diluted share	$(0.42)	$0.12	$(0.16)	$0.24
Interest expense on convertible notes	0.00	0.02	0.03	0.06
Effect of convertible notes on diluted shares	0.01	(0.02)	0.01	(0.03)
Non-cash, stock-based compensation	0.04	0.05	0.11	0.16
Restructuring charges	0.24	0.00	0.23	0.02
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	0.06	—
U.S. governmental inquiries/DPA related	0.08	0.01	0.15	0.17
Employment matters (1)	0.03	—	0.03	—
Product liability	0.22	—	0.21	—
Net income, as adjusted, per diluted share	$0.20	$0.19	$0.67	$0.61
_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$156,141	$153,261
Marketable securities	15,740	19,152
Accounts receivable, net	97,328	105,336
Inventories	171,690	166,339
Prepaid expenses and other current assets	62,069	53,502
Total current assets	502,968	497,590

Property, plant and equipment, net	163,361	158,247
Goodwill and intangible assets, net	70,256	70,673
Marketable securities	6,989	17,193
Other assets	9,994	11,536
Total assets	$753,568	$755,239

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,001	$15,862
Accrued expenses and other current liabilities	65,027	54,409
Current portion of long-term obligations	8,550	1,033
Total current liabilities	90,578	71,304
Long-term obligations	168,975	201,766
Other liabilities	25,326	11,197
Total liabilities	284,879	284,267

Stockholders' equity	468,689	470,972
Total liabilities and stockholders' equity	$753,568	$755,239

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